                                  SCHEDULE 14A
                                 (Rule 14a-101)


                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FARMSTEAD TELEPHONE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:


         -------------------------------------------------------------------

     (5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (2)  Form, Schedule or Registration Statement No.:


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     (3)  Filing Party:


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     (4)  Date Filed:


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
                                 [Farmstead Logo]



                          NOTICE OF 2001 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT



                                                                  April __, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Farmstead Telephone Group, Inc. (the "Company") to be held on Thursday, June 14, 2001, at 10:00 a.m. local time, at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

     The Notice of Annual Meeting of Stockholders and Proxy Statement containing information pertaining to the business to be transacted at the Meeting appear on the following pages.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the Meeting. Please complete, sign, date, and mail the enclosed proxy card at your earliest convenience. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

     On behalf of the Board of Directors and management, I would like to thank you for your interest and participation in the affairs of the Company.

                                                  Sincerely,


                                                George J. Taylor, Jr.
                                                Chairman of the Board and
                                                Chief Executive Officer

                        FARMSTEAD TELEPHONE GROUP, INC.
                            22 Prestige Park Circle
                        East Hartford, Connecticut 06108

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 14, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the "Meeting") of Farmstead Telephone Group, Inc. (the "Company") will be held at 10:00 a.m. local time on Thursday, June 14, 2001 at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut 06108 for the following purposes:

      - To elect five directors, each to serve for a term of one year or, if Proposal 2 is adopted by the stockholders, for the staggered terms specified in the enclosed Proxy Statement;

      - To approve and adopt amendments to the Company's Certificate of Incorporation to (i) adopt a classified Board of Directors; (ii) remove stockholder action by written consent; (iii) remove ability of stockholders to call special meetings; (iv) require supermajority vote of stockholders to amend, rescind or repeal the Company's Amended and Restated By-laws and certain provisions of the Company's Certificate of Incorporation; (v) provide indemnification of officers, directors, employees and agents of the Company in accordance with the Amended and Restated By-laws; and (vi) limit personal liability of the Company's Board of Directors to the fullest extent permitted by state law as amended from time to time without adversely affecting then-existing rights or protection.

      - To ratify the appointment, by the Board of Directors, of independent auditors to audit the Company's books and records for the year ending December 31, 2001;

      -  To approve and adopt the Company's 2001 Employee Stock Purchase Plan;

      - To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only holders of common shares of record as of the close of business on April 20, 2001 will be entitled to notice of, and to vote at, the Meeting, or any adjournments or postponements thereof.

     Stockholders are cordially invited to attend the Meeting. It is important that your shares be represented and voted at the Meeting. Because many of our stockholders cannot personally attend the Meeting, it is necessary that a large number be represented by proxy. Therefore, if you do not expect to attend the Meeting, but wish your stock to be voted for the business to be transacted thereat, please complete, sign and date the enclosed proxy card and return it by mailing it in the accompanying postage-paid envelope. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

                                           By Order of the Board of Directors,

                                           Robert G. LaVigne
                                           Executive Vice President,
                                           Chief Financial Officer and
                                           Corporate Secretary


April __, 2001

Farmstead Telephone Group, Inc.                               [Farmstead Logo]
22 Prestige Park Circle
East Hartford, CT  06108



                                 PROXY STATEMENT

     This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors (the "Board") of Farmstead Telephone Group, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, June 14, 2001 at 10:00 a.m. local time at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut 06108, or any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

     Only the holders of record of the Company's Common Stock, par value $.001 per share, as of the close of business on April 20, 2001 (the "Record Date"), are entitled to notice of, and to vote on, all matters properly brought before the Meeting or any adjustments or postponements thereof. As of February 28, 2001, there were 3,272,579 common shares outstanding.

     Each stockholder is entitled to one vote for each share of common stock held by him or her at the close of business on the Record Date. Pursuant to the Company's Amended and Restated By-laws, to constitute a quorum for the transaction of business at any meeting of stockholders, there must be present, in person or by proxy, the holders of a majority of the voting power of the issued and outstanding shares of voting stock of the Company. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. A plurality of the votes cast by the shares of stock entitled to vote, in person or by proxy, at the Meeting will elect directors as long as a quorum is present. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by stockholders favoring the action exceed the vote cast by stockholders opposing the action. When proxies in the enclosed form are returned properly executed, the shares represented thereby will be voted at the Meeting and, where instructions have been given by the stockholder, will be voted in accordance therewith. If the stockholder does not otherwise specify, the stockholder's shares will be voted FOR each of the nominees for director and FOR the proposals to approve amendments to the Certificate of Incorporation, approve the employee stock purchase plan, and ratify the appointment of the independent auditors, all as set forth in this Proxy Statement. As to any other business, which may come before the Meeting, the proxy holders will vote in accordance with their best judgment. Votes will be counted manually. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by appearing at the Meeting and voting in person or by filing with the Secretary of the Company, (i) a duly executed proxy bearing a later date, or (ii) a written instrument revoking the proxy.

     In certain circumstances, a stockholder will be considered to be present at the Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker "non-votes" are not counted for purposes of the election of a Director. On all other proposals, abstentions will be considered as a vote against the proposal, and broker non-votes will not be counted at all. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by appearing at the Meeting and voting in person or by filing with the Secretary of the Company, (i) a properly executed, later-dated proxy (including an Internet or telephone vote), or (ii) a written instrument revoking the proxy.

     Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible, and that there may be some risk a stockholder's vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

     This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 24, 2000. A copy of the Company's Annual Report for the year ended December 31, 2000, is included with this Proxy Statement.

     The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors. We have engaged the services of Computershare Trust Co., Inc., the Company's Transfer Agent, to assist us in the distribution of proxies, for which a fee of approximately $4,000 will be paid. There will be no solicitation by officers and employees of the Company. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith.


PROPOSAL 1 - ELECTION OF DIRECTORS

     Five directors are to be elected at the Meeting to hold office until the next Meeting or until their successors have been duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Card to vote FOR the election of the five persons named in the table below as directors of the Company, unless authority to do so is withheld. All but one of the nominees are currently Directors of the Company and were elected to their present term of office at the June 15, 2000 Meeting. All of the nominees have consented to being nominated and named herein, and to serve as directors if elected at the Meeting. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying Proxy Card have the right to use their discretion to vote for a substitute.

     The Amended and Restated By-laws of the Company provide that the Board of Directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Board has fixed the current number of Directors at five. Each Director presently is elected for a one-year term at each annual meeting of the stockholders. Officers are elected by, and serve at the pleasure of, the Board of Directors.

     Proposal 2 described in this Proxy Statement would, among other things, amend the Company's Certificate of Incorporation to provide for a classified Board consisting of three classes of Directors. Initially, Class I Directors would serve one-year terms, until the 2002 annual meeting of stockholders, Class II Directors would serve two-year terms, until the 2003 annual meeting of stockholders and Class III Directors would serve three-year terms, until the 2004 annual meeting of stockholders. Thereafter, all Directors of any class would serve three-year terms and until their respective successors are elected and qualified, or until their earlier resignation, removal or death.

     If Proposal 2 is adopted by the stockholders at the Meeting, the nominees elected at the Meeting will be placed in the classes indicated.

      Class I Director:  Bruce S. Phillips;

      Class II Directors:  Hugh M. Taylor and Joseph J. Kelley; and

      Class III Directors: George J. Taylor, Jr. and Harold L. Hansen.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

     For each nominee, and for each executive officer of the Company other than such nominees, there follows a brief listing of their principal occupation for at least the past five years, other major affiliations, and age as of January 1, 2000.

NOMINEES:

     GEORGE J. TAYLOR, JR., Chairman of the Board of Directors and Chief Executive Officer of the Company (including its predecessors) since 1984, and President since 1989. Member of the Compensation Committee of the Board of Directors (until February 24, 1998). President of Lease Solutions, Inc. (formerly Farmstead Leasing, Inc.), a business products and automobile leasing company, from 1981 to 1993. Vice President - Marketing and Sales for National Telephone Company from 1977 to 1981. Director of Beijing Antai Communication Equipment Company, Ltd. ("ATC"). Mr. Taylor was one of the founders of the National Association of Telecommunication Dealers, has been a member of, or advisor to, its Board of Directors since its inception in 1986, and for two years served as its President and Chairman. Brother of Mr. Hugh M. Taylor, a Director of the Company. Age: 58.

     HAROLD L. HANSEN, Director of the Company since 1992. An independent management consultant since January 1997. Chairman of the Audit Committee, member of the Compensation Committee. President of Hansen Associates, a management and financial consulting firm from 1995 to 1997. President of H2O Environmental, Inc., an environmental and geotechnical services company, from 1994 to 1995. President of Hansen Associates from 1993 to 1994. Prior to 1983, Mr. Hansen served in various corporate executive capacities including Executive Vice President and Chief Operating Officer of Gestetner Corporation, Vice President and General Manager of the Office Products Division of Royal Business Machines and Vice President and General Manager of the Business Products Group of Saxon Industries. Age: 70.

     HUGH M. TAYLOR, Director of the Company since 1993. A member of the Audit and Compensation Committees. Managing Director of Newbury, Piret & Co., an investment banking firm located in Boston, MA since 1994. CEO, President and a director of the Berlin City Bank, Berlin, New Hampshire, from 1993 to 1994. Executive Vice President of Fleet Bank of Massachusetts from 1992 to 1993. Executive Vice President and Chief Operating Officer of Fleet Bank of Boston from 1990 to 1992. From 1973 to 1990 he was employed by the New England Merchants Bank, later the Bank of New England, where he held various executive management positions within the Commercial Banking Division, and the bank's venture capital subsidiary. Brother of Mr. George J. Taylor, Jr. Age: 56.

     JOSEPH J. KELLEY, Director of the Company since April 1995. Chairman of the Compensation Committee and a member of the Audit Committee. President of East Haven Associates, a telecommunications consulting firm located in Wellesley, Massachusetts, from 1995 to the present. Previously, Group Vice President of NYNEX, in 1994, responsible for the State of Massachusetts operations. From 1985 to 1994 he served in various executive level positions with NYNEX , or associated companies including Vice President - Operations of New England Telephone (1991 - 1993), Vice President - New England Telephone, Network Department (1990 - 1991), Corporate Director of Business Development, NYNEX Marketing (1988 - 1990) and Vice President of New England Telephone - Maine (1985 - 1988). Mr. Kelley has been involved in the telecommunications industry since 1963. Age: 61.

     BRUCE S. PHILLIPS has been a principal of PFS Venture Group, LLC ("PFS") since 1982. PFS is a management consulting firm, specializing in financial and operations management consulting to small to mid-sized companies. From March 2000 through the present, he has provided consulting services to the Company on a part-time basis. President and a director of Frem Corporation, a manufacturer of plastic houseware products. from September 1988 to August 1994. Vice President of Finance of the Company from May 1987 through June 1988. Director of the Company from 1987 through 1991 Age: 57.

OTHER EXECUTIVE OFFICERS:

     JAMES E. COOKE, III, Chief Operating Officer since August 2000. From 1988 through 1999 he filled various executive positions with Executone Information Systems, Inc., including Vice President, Sales and Operations. President of an interconnect company from 1985 until 1988. General Manager and Regional Manager of the Jarvis Corporation from 1981 to 1985. For eight years prior thereto he worked at Xerox Corporation in various sales and management positions. Age: 52.

     ROBERT G. LAVIGNE, Executive Vice President since July 1997. Chief Financial Officer, Corporate Secretary and Treasurer since 1988. Vice President
- Finance & Administration from 1988 until July 1997. Director of the Company from 1988 to 2001. Controller of Economy Electric Supply, Inc., a distributor of electrical supplies and fixtures, from 1985 to 1988. Corporate Controller of Hi-G, Inc., a manufacturer of electronic and electromechanical components, from 1982 to 1985. Certified Public Accountant. Director of ATC. Age: 49.

     ALEXANDER E. CAPO, Executive Vice President - New Business Development since May 2000. Vice President - Sales from July 1997 until May 2000. Vice President - Sales and Marketing from 1987 until July 1997. Director of Sales for The Farmstead Group, Inc. from 1985 to 1987. Sales Manager for the National Telephone Company from 1972 to 1983. Age: 50.

     ROBERT L. SAELENS, Vice President - Marketing from June 1997 to May 2000, and since March 2001. Vice President - Sales and Marketing from May 2000 to March 2001. Director of Marketing from May 1996 through May 1997. President of Saelens & Associates, a marketing consulting firm, from 1989 to 1997. President of Baker, Bateson & Saelens, Inc., a marketing consulting firm, from 1982 to 1989. Prior thereto Mr. Saelens served for ten years in the Creative and Strategic planning departments of the J. Walter Thompson Corporation. Age: 55.

     PETER J. MARZANO, Vice President - Sales since March 2001. Executive Director of MDU ("multiple dwelling unit") Sales for AT&T Broadband, a division of AT&T Corporation from January 1999 to March 2001. AT&T Broadband is a provider of residential and commercial cable TV, high speed data services and local and long-distance telephone services. Director of Sales for Teleport Communications Group (a Certified Local Exchange Carrier, or "CLEC", acquired by AT&T in May 1998) from January 1995 to January 1999. Prior thereto, Mr. Marzano served in various sales and sales management capacities for various companies including Quodata Corporation, United Technologies Corporation, and GD Stromberg-Carlson. Age: 50.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2000, the Board held four meetings and all Directors attended all of the meetings held. In addition, certain actions were approved by unanimous written consent resolutions of the Directors. During 2000, the Board had two ongoing committees: an Audit Committee and a Compensation Committee. The Company does not have a standing Nominating Committee.

     The Audit Committee, consisting of Directors Hansen, H. Taylor and Kelley, consults with the independent auditors and management with respect to the adequacy of internal controls, the Company's audited financial statements and, where appropriate, the Company's interim financial statements before they are made public, and to make a recommendation to the Board of Directors regarding the appointment of independent auditors for the following year. The Audit Committee held five meetings during 2000. Assuming the election of nominee Bruce
S. Phillips as a Director of the Company, immediately following the Meeting, the Board intends to replace Audit Committee member Hugh M. Taylor with Mr. Phillips.

     The Compensation Committee, consisting of Directors Hansen, H. Taylor and Kelley, determines the compensation and benefits of the Chief Executive Officer and reviews and approves, or modifies if deemed appropriate, the recommendations of the Chief Executive Officer with respect to the compensation and benefits of the other executive officers. The Compensation Committee also approves the issuance of grants pursuant to the Company's stock option plans. The Compensation Committee met twice during 2000; in addition, they approved the issuance of stock options granted during 2000 as a part of their participation at regular meetings of the full Board of Directors during 2000.

PROPOSAL 2 - APPROVAL OF AMENDMENTS TO CERTIFICATE OF INCORPORATION

     The following summary is qualified in its entirety by reference to the text of the proposed amendments to our Certificate of Incorporation (the "Certificate Amendments") which are attached to this Proxy Statement as Appendix A. Stockholders should read Appendix A carefully in connection with their consideration of Proposal 2.

GENERAL

     The Certificate Amendments will amend our Certificate of Incorporation in ways that we believe are necessary to foster our long-term growth as an independent company and to protect our stockholders from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of Farmstead at a price that is below the intrinsic value of the Company or on terms not in the best interests of all of the Company's stockholders.

PURPOSE AND EFFECTS OF THE CERTIFICATE AMENDMENTS

     A person or group of related persons could gain control of the Company (by gaining control of the Board of Directors) by acquiring a majority of the outstanding common stock, or the votes represented by those shares. As a result, the Company would be susceptible to unsolicited takeover bids from third parties, including offers below the intrinsic value of Farmstead or other offers that would not be in the best interests of the Company's stockholders. The Certificate Amendments, including the classified board provision, are intended to promote management continuity and stability and to afford time and flexibility in responding to potentially hostile tender offers. In addition, these provisions are designed to enable the Company to develop its business in a manner which will foster its long-term growth, with the threat of a takeover not deemed by the Board to be in the best interests of Farmstead and its stockholders, and the potential disruption entailed by a threat of a takeover, reduced to the extent practicable. The Board believes that when companies do not have measures in place to address unsolicited takeover bids, change in control transactions do occur at prices below the best price that might otherwise be attainable. Many companies have put provisions in place which require potential acquirers to negotiate with the board of directors. The Board of Directors desires to provide Farmstead with the flexibility to grow its business without being subject to unsolicited takeover proposals either at inadequate prices or by means of unfair takeover tactics. The Board of Directors is aware of, and committed to, its fiduciary obligations to Farmstead and its stockholders in respect of these measures.

THE CERTIFICATE AMENDMENTS

     Following is a description of the material terms of the Certificate
Amendments:

1.  CLASSIFIED BOARD PROVISION.

     Establishment of Classified Board; Removal of Directors Only For Cause

     If adopted, the classified board provision of the Certificate of Incorporation would divide the Board into three classes--Class I, Class II and Class III--with members of each class elected for three-year terms on a staggered basis (except as described below with respect to the initial terms of the Directors elected at the Meeting). Initially, two classes would consist of two Directors and one class would consist of one Director. As presently provided in the Company's Amended and Restated By-laws, the total number of Directors constituting the Board of Directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Board has fixed the current number of Directors at five.

     The Delaware General Corporation Law (the "DGCL") provides that, where a corporation's board of directors is not classified, any director or the entire board of directors may be removed, with or without cause, by a majority of the shares then entitled to vote in an election of directors. Therefore, presently the Company's Directors may be removed, with or without cause, by the stockholders.

     However, the DGCL also provides that, if a corporation has a classified board, unless the corporation's certificate of incorporation specifically provides otherwise, the directors of the corporation only may be removed by the stockholders for cause. Proposal 2 does not provide for removal of Directors other than for cause. Therefore, if Proposal 2 is adopted, Directors of the Company will only be subject to removal by the stockholders for cause.

     Implementation of Classified Board Provisions; Establishment of Classes.

     If the stockholders approve Proposal 2, the Company intends to file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the provisions set forth in Appendix A.

     In order to place the classes of Directors on a staggered basis for future annual elections, the Directors in Classes I and II would initially hold office for one- and two-year terms, respectively. The Directors in Class I will be eligible for re-election to full three-year terms at the annual meeting of stockholders in 2002. Directors in Class II will be eligible for re-election for full three-year terms at the annual meeting of stockholders in 2003. Directors in Class III, who initially serve full three-year terms, will be eligible for re-election for new three-year terms at the annual meeting of stockholders in 2004. Thus, after this Meeting, stockholders will elect approximately one-third of the Directors at each annual meeting in the future. Each Director will serve until a successor is duly elected and qualified or until his or her earlier resignation, removal or death.

     If the classified board provision is adopted and all of the Board's nominees are elected, then Mr. Phillips will serve as the Class I Director and initially will hold a one-year term; Messrs. H. Taylor and Kelley will serve as the Class II Directors and initially will hold two-year terms; and Messrs. G. Taylor and H. Hanson will serve as the Class III Director and will hold a full three-year term.

     Objectives and Advantages of the Classified Board Provision

     The Board of Directors believes that dividing the Directors into three classes and providing that Directors will serve three-year rather than one-year terms is in the best interests of the Company and its stockholders because the extended terms are expected to enhance the continuity and stability of the Company's management and the policies formulated by the Board. At any given time, at least three-fifths of the Directors will have at least one year of experience as Directors of the Company and with its business affairs and operations (assuming no unscheduled resignations, removals or replacements). Current management believes that this is desirable as the Company continues development of its corporate culture. New Directors would therefore be given an opportunity to become familiar with the affairs of the Company with less immediate pressure and with the benefit of the experience of incumbent Directors. The Board also believes that classification will enhance the Company's ability to attract and retain qualified Directors able to commit the time and resources necessary to understand the Company, its business affairs and operations and, therefore, to serve effectively. The continuity and quality of leadership that results from a classified Board should, in the opinion of the Board, enhance the long-term value of the Company.

     The Board of Directors also believes that the classified board provision is in the best interests of the Company and its stockholders because it should, if adopted, reduce the possibility that a third party could effect a sudden or surprise change in control of the Company through a change in Board membership. With stockholder approval, many companies have established classified boards for this purpose. At least two annual meetings of stockholders, rather than one, will be required to effect a change in a majority of Board members. The delay afforded by the classified board provision would help to ensure that the Board, if confronted by a potentially hostile tender offer, proxy contest or other surprise proposal from a third party who has acquired a block of the Company's common stock, will have sufficient time to review the proposal and appropriate alternatives, and to act in a manner which it believes to be in the best interest of the Company and its stockholders.

     If a potential acquirer were to purchase a significant or controlling interest in the Company, the acquirer could, if the Board of Directors is not classified, quickly obtain control of the Board and thereby remove the Company's management, which could severely curtail the Company's ability to negotiate effectively with the potential acquirer on behalf of all stockholders. The threat of a rapid and sudden change in control of the Board could deprive the incumbent members of the Board of the time and information necessary to evaluate the proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company that may ultimately be undertaken. The proposed classification of the Board is designed to reduce the vulnerability of the Company to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all the Company's outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of the Company.

      The classified board provision does not provide for the removal of Directors without cause for several reasons. First, the Board of Directors believes that allowing stockholders to remove a Director without cause could be used to subvert the protections afforded by the creation of a classified Board. That is, one method employed by takeover bidders to obtain control of a board of directors is to acquire a significant percentage of a corporation's outstanding shares through a tender offer or open market purchases and then to use the voting power of those shares to remove the incumbent Directors and replace them with nominees, chosen by the takeover bidder, who would be more willing to approve the terms of a merger or other business combination on terms less favorable to the other stockholders of the Company than those that would have been approved by the removed Directors. Requiring cause in order to remove a director precludes the use of this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board before attempting a takeover. Thus, in the view of the Board, requiring that Directors be removed by the stockholders only for cause is consistent with, and supportive of, the rationale of the classified Board as a mechanism for moderating the pace of a change in the Board and the Company. In addition, the Board believes that the classified board provision will properly condition a Director's continued service upon his or her ability to serve effectively rather than his or her position relative to a dominant stockholder.

     The classified board provision would supplement the Company's "blank check" preferred stock. The Board of Directors is authorized to issue, from time to time, without stockholder authorization, any or all of the Company's authorized but unissued shares of preferred stock in one or more designated series with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the common stock. The "blank check" preferred stock may be used to permit the Board of Directors to institute a rights plan, or "poison pill" by which the Board of Directors issues preferred stock or grants rights to acquire preferred stock, often with voting rights, to certain holders of common stock. The effect of such preferred stock grants may be to deter possible takeovers or acquisitions, making such a transaction prohibitively expensive for potential acquirers. However, if at the time of a threatened hostile takeover, the Board believed that it was not in the best interests of the Company and its stockholders to issue new stock using the "blank check" preferred stock, the classified board provision would still allow the Board to delay the hostile bidder's control over the Company's management. In so doing, the Board would be able to require the hostile bidders to negotiate terms for a proposed acquisition that are in the best interests of the Company and its minority stockholders.

     Again, the classified board provision is intended, in part, to supplement the Company's "blank check" preferred stock and to encourage persons seeking to acquire control of the Company to initiate an acquisition through arm's-length negotiations with the Board. The classified board provision would not prevent a negotiated acquisition of the Company with the cooperation of the Board, and a negotiated acquisition could be structured in a manner that would shift control of the Board to representatives of the acquirer as part of the transaction.

     Potential Disadvantages of a Classified Board

     The classified board provision will operate, as intended, generally to delay, deter or impede changes in control of the Board of Directors or the approval of certain stockholder proposals which otherwise could have the effect of facilitating changes in control of the Board, even if the holders of a majority of the Company's common stock may believe the change or actions would be in their best interests. For example, as noted above, classifying the Board would operate to increase the amount of time required for new stockholders to obtain control of the Company without the cooperation or approval of the incumbent Board, even if the new stockholders hold or acquire a majority of the voting power. Elimination of the right of stockholders to remove Directors without cause would make the removal of Directors more difficult, even if a majority of stockholders believe removal to be in their best interests. As a result, there is an increased likelihood that the classified board provision could have the effect of making it easier for Directors to remain in office for reasons relating to their own self interest. In addition, because the Board has the power to retain and discharge management, the classified board provision may also make it easier for incumbent management to remain in office.

     Additionally, one of the effects of the classified board provision may be to discourage certain tender offers and other attempts to change control of the Company, even though stockholders might feel those attempts would be beneficial to them or the Company. Because tender offers for control usually involve a purchase price higher than the prevailing market price for the target company's stock, the classified board provision may have the effect of preventing or delaying a bid for the Company's shares which could be beneficial to the Company and its stockholders.

     Even though the adoption of the classified board provision may have these potential disadvantages, the Board of Directors believes that the various advantages of, and protections afforded to the stockholders by, the adoption of the classified board provision will outweigh the potential disadvantages.

     At this time the Board of Directors knows of no offer to acquire control of the Company, nor does it know of any outside effort to remove any Director, either for cause or without cause.

     In the event that the proposal to establish a classified Board of Directors is not adopted, all Directors elected at the Meeting will hold office until the next annual meeting and until their successors are elected and qualified, or until their earlier resignation, removal or death.

2. WRITTEN CONSENT PROVISION.

     Unless otherwise provided in a company's certificate of incorporation, Delaware law permits any action required or permitted to be taken by stockholders of a company at a meeting to be taken without notice, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted. The Company's existing Certificate of Incorporation does not currently provide otherwise. Moreover, the Company's Amended and Restated By-laws currently require that stockholder action be taken at an annual or special meeting of stockholders, and prohibits stockholder action by written consent.

     The written consent provision will give all stockholders of Farmstead the opportunity to participate in determining any proposed action and will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. This provision will prevent stockholders from taking action other than at an annual or special meeting of stockholders at which the proposal is submitted to stockholders in accordance with the advance notice provisions of the Company's Amended and Restated By-laws. This could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote.

     If the special meeting provision is likewise adopted, stockholders will no longer have the ability to call a special meeting of stockholders of Farmstead to take corporate action between annual meetings. Accordingly, the written consent provision in conjunction with the special meeting provision may discourage, delay or prevent a change in control of Farmstead. For example, a proposal for the removal of Directors for cause could, if the Board of Directors desired, be delayed until the next annual meeting of Farmstead stockholders.

3.  SPECIAL MEETING PROVISION

     Under the Company's current Amended and Restated By-laws, a special meeting of stockholders may only be called by a majority of the Directors. If the special meeting provision is adopted, the Company's Certificate of Incorporation will be amended to conform to our Amended and Restated By-laws, to prohibit our stockholders from calling a special meeting. This would mean that proposals for stockholder action, such as a proposed amendment to the Amended or Restated By-laws or a proposal for the removal of Directors for cause, could, if the Board of Directors desired, be delayed until the next annual meeting of Farmstead's stockholders. A common tactic of bidders attempting a takeover is to initiate a proxy contest by calling a special meeting. By eliminating the stockholders' right to call a special meeting, expensive proxy contests cannot occur other than in connection with our annual meeting. Also, the Board can still call a special meeting of the stockholders when issues arise that require a stockholder meeting. The inability of a stockholder to call a special meeting might impact upon a person's decision to purchase voting securities of the Company.

4.  SUPERMAJORITY VOTING PROVISION.

     Currently, in addition to Board of Directors approval, the approval of the holders of a majority of the outstanding shares of stock entitled to vote thereon is required to amend any provision of the Company's Certificate of Incorporation. Delaware law permits a company to include provisions in its certificate of incorporation that require a greater vote than the vote otherwise required by law for any corporate action. The supermajority voting proposal would amend the Certificate of Incorporation to require the vote of at least 75% of all of the shares of capital stock of Farmstead which are entitled to vote, voting together as a single class, to alter, amend, rescind or repeal any of the Amended and Restated By-laws by stockholder action or alter, amend, rescind or repeal certain provisions of the Company's Certificate of Incorporation or to adopt any provision inconsistent therewith. The provisions in the Certificate of Incorporation affected by this amendment are:

          - The provision concerning the classified board, the size of the board and the filling of board vacancies and newly created directorships;

          - The provision concerning the inability of our stockholders to act by written consent;

          - The provision concerning the inability of stockholders to call special meetings;

          - The provision concerning the ability of our stockholders to alter, amend, rescind or repeal some provisions of the certificate of incorporation and any provision of the Company's Amended and Restated By-laws;

          - The provision providing for indemnification in accordance with the Amended and Restated By-laws of officers, directors, employees and agents of the Company; and

          - The provision limiting personal liability of Directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director.

     The "supermajority" voting requirement may discourage or deter a person from attempting to obtain control of Farmstead by making it more difficult to amend some provisions of the Certificate of Incorporation or for the stockholders to amend any provision of the Amended and Restated By-laws, whether to eliminate provisions that have an anti-takeover effect or those that protect the interests of minority stockholders. The supermajority voting requirement will make it more difficult for a stockholder or stockholder group to amend the Company's Amended and Restated By-laws or put pressure on the Board of Directors to amend the Certificate of Incorporation to facilitate a takeover attempt. Adoption of the supermajority voting provision requires only the approval of a majority of the outstanding shares of common stock. If the supermajority voting proposal is adopted by less than a 75% vote, stockholders having the same percentage of voting power as those who voted in favor of its adoption will not have sufficient voting power to alter, amend or repeal these provisions at a later date.

5.  INDEMNIFICATION PROVISION

     This provision provides that the Company has the power to indemnify its officers, directors, employees and agents and to provide insurance in connection therewith as provided in the Company's Amended and Restated By-laws. This is a an amendment necessary to conform the Certificate of Incorporation to the Amended and Restated By-laws and eliminate the existing provision as obsolete.

6.  LIMITATION ON LIABILITY PROVISION

     This provision amends the existing Certificate of Incorporation to make clear that personal liability of the Company's Board of Directors to the Company and its stockholders is limited to the fullest extent permitted by state law as such law may be amended from time to time. This provision also provides that any repeal or modification of this provision by the stockholders or through an amendment to the state law will not adversely affect any right or protection existing at the time with respect to persons then serving as a Director.

7.  STATE ANTI-TAKEOVER STATUTES.

     Under the business combination statute of Delaware law, a corporation is generally restricted from engaging in a business combination with an interested stockholder for a three-year period following the time the stockholder became an interested stockholder. An interested stockholder is defined as a stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within the prior three-year period did own, 15% or more of the corporation's voting stock. This restriction applies unless:

          - prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

          - the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon completion of the transaction which resulted in the stockholder becoming an interested stockholder; or

          - at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

          - mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholders;

          - transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries, subject to certain exceptions;

          - transactions having the effect of increasing the proportionate share of the interested stockholder in the capital stock of the corporation or its subsidiaries, subject to certain exceptions; and

          - other transactions resulting in a disproportionate financial benefit to an interested stockholder.

     The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ stock market or held of record by more than 2,000 stockholders.

     The Company has not adopted any provision in our certificate of incorporation or by-laws electing not to be governed by the Delaware business combination statute. As a result, the statute is applicable to business combinations involving Farmstead.

     The Certificate Amendments, together with the Amended and Restated By-laws, may reduce the ability of stockholders to influence the governance of Farmstead.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE CERTIFICATE AMENDMENTS.


PROPOSAL 3 - APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

     In February 2001, the Board of Directors adopted, subject to stockholder approval, the Company's 2001 Employee Stock Purchase Plan (the "Plan") to be effective upon its approval. A copy of the Plan is attached to this Proxy Statement as Appendix B. The Plan shall initially have reserved for issuance 250,000 shares of common stock of the Company. An equal amount shall be reduced from the shares available for issuance under the Company's 1992 Amended Stock Option Plan.

PURPOSE

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward employees and by motivating such employees to contribute to the growth and profitability of the Company. The Plan achieves this goal by providing eligible employees who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.

ADMINISTRATION

     The Plan is administered by the Board of Directors, which has the final power to construe and interpret the Plan and the rights granted under it. The Board has the power, subject to the provisions of the Plan, to determine when and how rights to purchase common stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any subsidiary of the Company shall be eligible to participate in the Plan. The Board of Directors is authorized to delegate administration of the Plan to a committee of the Board or to an officer of the Company designated by the Board.

OFFERINGS

     The Plan will be implemented through sequential offerings, each of which is referred to as an "Offering," the terms of which are referred to herein as "Offering Periods." Each such Offering Period will be for six months duration (or such other duration as the Board shall determine upon amendment of the Plan). If the Plan is approved by stockholders, the initial Offering Period will commence on September 1, 2001 and end on February 28, 2002. Subsequent Offering Periods shall commence on March 1 and September 1 of each year (or the first business day thereafter) and end on or about the next August 31 or February 28 (or 29 in a leap year), respectively, occurring thereafter.

ELIGIBILITY

     Any employee of the Company or of any subsidiary corporation of the Company designated by the Board for inclusion in the Plan is eligible to participate in an Offering under the Plan so long as the employee has been employed by the Company or any designated parent or subsidiary corporation of the Company for at least 90 days and is customarily employed at least 20 hours per week and five months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the Plan would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is entitled to participate in the Plan. In addition, no employee will be granted options to purchase Company stock ("Purchase Rights"), if such options would permit such employee to purchase more than $25,000 worth of stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

     Generally, participation in the Plan is limited to eligible employees who authorize payroll deductions prior to the start of an Offering Period. Payroll deductions may not be less than 1% nor exceed 10% (or such other rate as the Board determines) of an employee's compensation for any pay period during the Offering Period. Once an employee becomes a participant in the Plan, that employee will automatically participate in each successive Offering Period beginning immediately after the last day of the Offering Period in which he or she had been participating until such time as that employee withdraws from the Plan, becomes ineligible to participate in the Plan, or (except as described below in "Termination of Employment") terminates employment.

PURCHASE PRICE

     The purchase price per share at which shares are sold in an Offering under the Plan shall be the lower of 85% of the fair market value of a share of common stock on (i) the date of commencement of the Offering or (ii) on the date of purchase.

PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the Offering Period. A participant may not change his or her payroll deductions after the beginning of any Offering Period, but may discontinue his or her participation in the Plan. A participant who discontinues his or her participation withdraws from the Plan. All payroll deductions made for a participant are credited to his or her account under the Plan and deposited with the general funds of the Company.

WITHDRAWAL

     A participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering a notice of withdrawal from the Plan to the Company. Such withdrawal may be elected at any time prior to the end of the applicable Offering.

     Upon any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's Purchase Rights in the Offering will be automatically terminated. The employee is not entitled to again participate in such Offering. An employee's withdrawal from an Offering will not have any effect upon such employee's eligibility to participate in subsequent Offerings under the Plan, unless the participant is an officer of the Company within the meaning of Section 18 of the Securities Exchange Act of 1934, in which case the participant may not re-enter the Plan before the beginning of the second Offering following his or her withdrawal.

PURCHASE OF STOCK

     By executing an agreement to participate in the Plan, an eligible employee is entitled to purchase shares under the Plan (a Purchase Right). The Purchase Right shall consist of an option to purchase the number of shares of common stock determined by dividing the aggregate amount of such employee's payroll deductions during the Offering Period by either the purchase price of a share of common stock for the first day of such Offering Period or for the last day of such Offering Period, whichever is less. If the aggregate number of shares to be purchased upon exercise of Purchase Rights granted in the Offering would exceed the maximum aggregate number of shares available for issuance under the Plan, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each Offering Period.

TERMINATION OF EMPLOYMENT

     Upon cessation of an employee's employment for any reason, or upon the failure of a participant to remain an eligible employee, Purchase Rights granted pursuant to any Offering under the Plan terminate immediately and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

     Purchase Rights granted under the Plan are not transferable and may be exercised only by the person to whom such rights are granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the Plan and to any Purchase Rights.

     If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding Purchase Rights or substitute substantially equivalent purchase rights for such corporation's stock. However, if an outstanding Purchase Right is not assumed or replaced, the Plan provides that the purchase date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of common stock subject to outstanding Purchase Rights shall be adjusted as a result of the reduced period of payroll deductions. All Purchase Rights which are neither assumed, replaced or exercised prior to the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

DURATION, AMENDMENT AND TERMINATION

     The Board of Directors may suspend or terminate the Plan at any time.

     The Board may also amend the Plan at any time or from time to time. However, no amendment will be effective to reduce outstanding options or unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the Plan; or (ii) change the definition of the corporations which may be designated by the Board as participating companies in the Plan.

     Purchase Rights granted before amendment or termination of the Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted, except as permitted under the Plan.

FEDERAL INCOME TAX INFORMATION

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. A participant recognizes no taxable income either as a result of commencing participation in the Plan or purchasing common stock under the terms of the Plan. If a participant disposes of shares purchased under the Plan within either two years from the first day of the applicable Offering Period or within one year from the purchase date, known as disqualifying dispositions, the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss, which will be long-term if the participant's holding period is more than 12 months. If the participant disposes of shares purchased under the Plan at least two years after the first day of the applicable Offering Period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased will constitute ordinary income in the year of death.

     The Company should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

OTHER TAX CONSEQUENCES.

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of Purchase Rights granted under the Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN.


PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     Stockholders will be asked at the Meeting to ratify the appointment of Deloitte & Touche LLP, who have been approved by the Board to be the independent auditors of the Company for the year ending December 31, 2001. Deloitte & Touche LLP has audited the books and financial records of the Company since 1993. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will be available to respond to appropriate questions, and will be afforded the opportunity to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock, $.001 par value, as of February 28, 2001 by (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of common stock, (ii) all directors and nominees for director of the Company, (iii) each Named Executive Officer (as defined below in "Compensation of Officers and Directors") and (iv) all directors, nominees for director and executive officers of the Company as a group. In addition to being a beneficial owner of more than five percent of the Company's outstanding shares of common stock, Mr. George J. Taylor, Jr. is a director of the Company.

                                                                                  PERCENTAGE OF
                                                          NUMBER OF SHARES         OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER (1)              BENEFICIALLY OWNED (2)      COMMON STOCK

FIVE PERCENT STOCKHOLDERS:
                     George J. Taylor, Jr.                    872,391(3)              22.3%
                     Robert G. LaVigne                        215,500(4)               6.2%

OTHER DIRECTORS (AND NOMINEES):
                     Harold L. Hansen                          29,129(5)                *
                     Hugh M. Taylor                            35,603(6)               1.1%
                     Joseph J. Kelley                          18,129(5)                *
                     Bruce S. Phillips                         33,100(8)               1.0%

OTHER NAMED EXECUTIVE OFFICERS:
                     Alexander E. Capo                        114,080(7)               3.4%
                     Robert L. Saelens                         79,000(5)               2.4%

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
AS A GROUP (9 persons)                                      1,446,932(9)              32.4%

________________
*    Less than 1%.

(1) Unless otherwise indicated, the address of each named beneficial owner is c/o the Company, 22 Prestige Park Circle, East Hartford, CT 06108.

(2) Except as otherwise indicated, the Company believes each person named in the table has sole voting and investment power with respect to all shares beneficially owned by him. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

(3) Includes 635,782 shares issuable upon exercise of currently exercisable stock options and 307 shares issuable upon exercise of currently exercisable warrants. Also includes 27,020 shares held by his children.

(4) Includes 205,500 shares issuable upon exercise of currently exercisable stock options and 3,000 shares issuable upon exercise of currently exercisable warrants.

(5) Consists of shares issuable upon exercise of currently exercisable stock options.

(6) Includes 32,216 shares issuable upon exercise of currently exercisable stock options and 2,000 shares held by his children.

(7) Includes 111,280 shares issuable upon exercise of currently exercisable stock options, 700 shares held by his spouse and 310 shares issuable upon exercise of currently exercisable warrants.

(8) Includes 24,100 shares issuable upon exercise of currently exercisable stock options.

(9) Includes 1,185,136 shares issuable upon exercise of currently exercisable stock options and 3,617 shares issuable upon exercise of currently exercisable warrants.

COMPENSATION OF OFFICERS AND DIRECTORS

     The following table sets forth all compensation paid or accrued by the Company for services rendered during the three years ended December 31, 2000 to the Chief Executive Officer ("CEO") and to each executive officer whose total annual compensation exceeded $100,000 in 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                      ANNUAL COMPENSATION              AWARDS (2)         ALL OTHER
 NAME AND PRINCIPAL POSITION            YEAR      SALARY ($) (1)      BONUS ($)       OPTIONS (#)      COMPENSATION ($)

 George J. Taylor, Jr.                  2000             300,000        150,000                --           2,093(3)
    Chairman of the Board, President    1999             250,000         31,250                --           1,917(3)
    and Chief Executive Officer         1998             200,000         75,000           500,000           4,207(3)

 Named Executive Officers:

 Alexander E. Capo                      2000             200,000        100,000                --          26,803(3)
    Executive Vice President -          1999             200,000         50,000                --          21,447(3)
    New Business Development            1998             228,345         23,846            90,000          15,396(3)

 Robert G. LaVigne                      2000             120,000         60,000            10,000          13,463(3)
    Executive Vice President, Chief     1999             110,000         27,500             7,500          11,846(3)
    Financial Officer, Secretary        1998             100,000         25,000            90,000           8,154(3)
    and Treasurer

 Robert L. Saelens                      2000             106,538         53,269                --          12,497(3)
    Vice President - Marketing          1999              75,000         45,000                --          10,242(3)
                                        1998              75,000         36,000            60,000           6,831(3)


(1) Includes base salary and, for Mr. Capo, also includes sales commissions in 1998.

(2) The Company did not grant any restricted stock awards or stock appreciation rights ("SARS") or make any long-term incentive plan payments during the fiscal years presented. There was no other compensation earned by the above listed persons which aggregated the lesser of $50,000 or 10% of their total salary and bonus reported during each of the years presented.

(3) During 1998, the Company established split-dollar life insurance programs for the CEO and the Named Executive Officers. For Mr. Taylor, the amounts shown represents the imputed income value of insurance premiums paid by the Company, and the program is designed for the Company to recover substantially all of its aggregate premium cost. For the Named Executive Officers, the amounts shown represent the total premiums paid by the Company. Under the insurance program for the Named Executive Officers, the Company may make discretionary contributions of up to 10% of each participant's annual compensation. The accumulated value of each participant's account vests with the participant over a ten year period, based on years of service, with the exception that each participant becomes 100% vested upon the later of the attainment of age 65 or five years of service with the Company.

     Effective January 1, 1998, the Company adopted a Supplemental Executive Retirement Plan ("SERP") for the benefit of the CEO. The SERP is a "target" benefit plan, structured to provide the CEO with an annual retirement benefit, payable over 15 years beginning at age 65, in an amount equal to one-third of the CEO's average final three-year salary, however in no event less than $100,000 per year. The SERP is funded through a Company-owned life insurance plan to provide a source of cash for the SERP and for the Company to recover all of its premium costs upon the death of the CEO.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning individual grants of options to purchase shares of the Company's common stock made to the CEO and each Named Executive Officer during the year ended December 31, 2000:

                         NUMBER OF      % OF TOTAL
                        SECURITIES        OPTIONS
                        UNDERLYING      GRANTED TO      EXERCISE OR                          POTENTIAL
                          OPTIONS      EMPLOYEES IN     BASE PRICE      EXPIRATION        REALIZABLE VALUE
NAME                    GRANTED (#)     FISCAL YEAR       ($/SH)           DATE          5% ($)      10% ($)
------------------------------------------------------------------------------------------------------------

George J. Taylor, Jr.       --              --              --              --            --            --
Alexander E. Capo           --              --              --              --            --            --
Robert G. LaVigne         10,000           2.73%           1.31         9/28/2010        8,254        20,918
Robert L. Saelens           --              --              --              --            --            --


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on the number and value of unexercised options held at December 31, 2000, by the CEO and each Named Executive Officer.

                                                  NO. OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                          12/31/00 (#)                     12/31/00 ($)
                         SHARES
                      ACQUIRED ON      VALUE      ---------------------------------------------------------------
        NAME          EXERCISE (#) REALIZED ($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------

George J. Taylor, Jr.     --            --          635,782           250,000          --                --
Alexander E. Capo         --            --          101,280             --             --                --
Robert G. LaVigne         --            --          185,500             --             --                --
Robert L. Saelens         --            --           69,000             1,000          --                --

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR:   None.

COMPENSATION OF DIRECTORS

     During 2000, non-employee directors received a $5,000 annual retainer, $1,000 for each attended board meeting, $500 for each attended committee meeting, plus a non-qualified option to purchase an amount of common stock determined by dividing $6,000 by the closing market price of the Company's common stock on the date of election or reelection to the Board. These Directors were also reimbursed for their expenses in attending each meeting.

     Beginning January 1, 2001, non-employee Directors will receive a $7,500 annual retainer, $1,500 for each attended board meeting, $750 for each attended Committee meeting, plus an annual stock option grant of 5,000 shares.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. George J. Taylor, Jr. entered into a ten-year employment agreement with the Company effective January 1, 1998. The agreement provides for five years of full-time employment (the "Active Period"), and five years of limited employment (the "Limited Period") commencing January 1, 2003. During the Active Period, Mr. Taylor's contractual minimum annual base salary is $200,000 for 1998, $250,000 for 1999, and $300,000 annually for years 2000 to 2002 (subject to increases in the Board's discretion). During the Limited Period, the agreement calls for an annual salary equal to one-third of the base salary rate in effect at the commencement of the Limited Period, as consideration for up to fifty days of active service per year. The agreement also provides for (i) an annual bonus of up to 50% of base salary during the term of the agreement, based upon the attainment of performance objectives set by the Board of Directors, (ii) an option to purchase up to 500,000 shares of common stock at fair market value on the date of grant, and (iii) $1,500,000 in life insurance for the benefit of Mr. Taylor's named designee. The agreement provides for severance pay during the term of the agreement should the Company terminate the agreement without cause, or in the event of a change in control of the Company, as defined, or in the event Mr. Taylor, Jr. terminates the agreement for good reason (as defined). During the Active Period, Mr. Taylor's severance pay will equal three times (i) the amount of his then-current base pay, plus (ii) the average bonus paid him during the three most recent years. In addition, if the event was a change in control (as defined), all unvested stock options vest immediately. During the Limited Period, severance pay will equal the total amount that would have been due for the time remaining in the Limited Period. In addition, the Company is obligated to provide supplemental retirement benefits, payable at age 65 to 80, in an amount equal to one-third of Mr. Taylor's average final three year salary, currently estimated to be $100,000 per year. The agreement also contains provisions regarding confidentiality and a non-compete covenant which prohibits him from competing with the Company during his employment and for up to two years thereafter.

     Mr. Robert G. LaVigne entered into a three-year employment agreement with the Company effective January 1, 2000. The agreement provides for a minimum base salary of $120,000 for 2000, $130,000 for 2001 and $140,000 for 2002 (subject to increases in the Board's discretion). The agreement also provides for an annual bonus of up to 50% of base salary during the term of the agreement, based upon the attainment of performance objectives set or approved by the Board of Directors and CEO, and an annual option grant, over the five year period commencing February 1, 2001, to purchase up to 20,000 shares of common stock at fair market value on the date of each grant. In the event that the Company terminates this agreement without cause, or in the event Mr. LaVigne terminates this agreement for good reason (as defined), Mr. LaVigne would be entitled to severance pay amounting to one-half of Mr. LaVigne's (i) then-current base salary, (ii) average bonus paid during the last two years and (iii) split-dollar insurance plan contributions made during the prior year. In addition, he would be entitled to receive 100% of the policy reserves in his split-dollar insurance account. In the event of a change in control (as defined), Mr. LaVigne would receive severance pay approximating a full year's salary, bonus and benefits.
In addition, all unvested stock option would immediately vest. The agreement also contains provisions regarding confidentiality and a non-compete covenant which prohibits him from competing with the Company during his employment and for six months thereafter.

     The aforementioned agreements were approved by both the Compensation Committee and the full Board of Directors.

     The other named executive officers currently do not have formal employment agreements with the Company. At the discretion of the Compensation Committee, they are eligible to participate in a bonus pool up to a maximum of 50% of their salary.

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT: Section 16 of the Securities Exchange Act of 1934 requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that during 2000 a report on Form 3 was not timely filed for Mr. Cooke upon his becoming an officer of the Company. He is now in compliance.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT: Bruce S. Phillips, a nominee for director of the Company, is a principal in the firm of PFS Venture Group, LLC ("PFS"). Since March 2000, PFS has provided operations consulting services to the Company. Under its current agreement with the Company, PFS receives each month as compensation for its services, $7,000 and options to purchase 3,500 shares of the Company's common stock at an exercise price of $1.50 per share. During 2000, PFS was paid aggregate compensation of $65,000 plus options to purchase 16,250 shares of the Company's common stock at exercise prices ranging from $1.50 to $2.00 per share. Starting May 1, 2001, the term of the agreement with PFS is month to month.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION: During fiscal 2000, the members of the Compensation Committee were Joseph J. Kelley, Hugh M. Taylor and Harold L. Hansen. The Committee members are not employees of the Company and have no interlocking relationships as defined by the Securities and Exchange Commission.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of three outside Directors. The Board of Directors delegates to the Compensation Committee the responsibility for developing and administering the policies which govern the total compensation program for executive officers of the Company. The Committee also administers the Company's Amended 1992 Stock Option Plan (the "1992 Plan") for all plan participants, including awards made to the executive officers of the Company. In making pay decisions for the named executives whose compensation is detailed in this proxy statement (other than the Chief Executive Officer), the Committee also takes into consideration the views and recommendations of the Chief Executive Officer concerning each executive's overall contribution to the Company's performance. The Committee has prepared the following report to summarize the executive compensation approach of the Company and describe specific decisions made by the Committee with respect to the Chief Executive Officer's compensation and future compensation guidelines.

     The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. The goal of the Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

     The Compensation Committee monitors the operation of the Company's executive compensation policies. In June, 1997 the Company engaged International Profits Associates Consulting Firm ("IPA") to review and evaluate the Company's operations. One of the key conclusions of the IPA report was the recommendation that retention of George J. Taylor, Jr. as Chief Executive Officer was a key component for the Company's future success. In September, 1997, based upon this recommendation, the Compensation Committee employed compensation consultants Brown & Company and Mittman Associates to review the Chief Executive Officer's compensation package and to present recommendations and terms for the Chief Executive Officer's next employment contract. Effective January 1, 1998, the Company implemented the recommendations of the independent compensation consultants. See "Executive Compensation -- Employment Agreements." Key elements of the Company's compensation program consists of base salary, discretionary annual cash bonuses and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits and contributions made by the Company.

BASE SALARIES

     The Company has established competitive annual base salaries for all executive officers, including the named executive officers. In determining the salary of each senior executive, the Company's Chief Executive Officer makes recommendations to the Committee with respect to the base salary of each senior executive other than himself. The Committee discusses these recommendations, and the relevant data, and then determines the senior executives' base salary. The Committee meets separately to determine the base salary of the Company's Chief Executive Officer. The Company has an employment agreement with George J. Taylor, Jr., President and Chief Executive Officer and with Robert G. LaVigne, Executive Vice President, Chief Financial Officer, Secretary and Treasurer. No other named executive officer currently has a formal employment agreement with the Company, although it is anticipated that the Company will formalize agreements similar in nature to Mr. LaVigne's in the near future. The annual base salaries for each of the Company's executive officers, including the Company's Chief Executive Officer, reflect the subjective judgment of the Compensation Committee (and with respect to the other executive officers, the recommendations of the Chief Executive Officer) based on the consideration of the executive officer's position with the Company, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company. With respect to the Company's Chief Executive Officer, his annual base salary also reflects the subjective judgment of the Company's compensation consultants.

ANNUAL BONUS

     At the conclusion of each fiscal year, the Committee reviews with the Company's Chief Executive Officer the performance of each senior executive officer against financial and operational goals established at the beginning of the year. Based upon the overall performance of the Company and the contribution by the individuals in achieving that performance by attaining the originally established goals (taking into account any goals added or modified during the course of the year), the Company's Chief Executive Officer recommends to the Committee annual bonus compensation levels for each senior executive. The Committee considers his recommendations, and the relevant data, and then determines the annual bonus compensation for each senior executive. The Committee meets separately to evaluate the performance of the Chief Executive Officer and determine his annual bonus compensation award.

STOCK OPTIONS

     Grants of incentive or non-qualified stock options are made to executives, directors and other employees of the Company under the Company's 1992 Plan. The Plan is administered by the Compensation Committee in accordance with the requirements of Rule 16b-3. Grants of stock options under the Plan are made to such executives and other key employees to enable them to participate in the creation of stockholder value in the Company as well as to permit the accumulation of an equity interest in the Company, thereby aligning the interests of executives with those of stockholders. Individual grants under the Plan are determined based upon the level of position held, individual contribution to the achievement of the Company's financial goals, the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities, his or her contributions toward the Company's attainment of strategic goals, and such other performance factors as management and the Committee may consider.

CHIEF EXECUTIVE OFFICER'S FISCAL 2000 COMPENSATION

As set forth in the Summary Compensation Table above, Mr. George J. Taylor, Jr.'s total annual compensation for the year ended December 31, 2000 was $450,000. Such annual compensation consisted of base salary of $300,000 and a bonus of $150,000 pursuant to Mr. Taylor's employment agreement. In establishing the provisions that determined Mr. Taylor's 2000 bonus, the Committee considered the attainment of certain profitability, growth and other financial measures in fiscal 2000. The Committee also considered the compensation levels and components of the chief executive officers of industry-related companies.

SECTION 162(m) LIMITATIONS

     Under Section 162(m) of the Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

                                      COMPENSATION COMMITTEE


                                      Joseph J. Kelley
                                      Hugh M. Taylor
                                      Harold L. Hansen


                              INDEPENDENT AUDITORS

     At its meeting on February 28 , 2001, the Board of Directors approved the recommendation of the Audit Committee for the appointment of Deloitte & Touche LLP to audit the consolidated financial statements of the Company for 2001.

     Deloitte & Touche LLP performed various audit and other services for the Company during 2000. Such services included an audit of the annual consolidated financial statements, interim reviews of quarterly financial statements, review and consultation connected with financial statement filings with the Securities and Exchange Commission, preparation of federal and state income tax returns, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

AUDIT FEES

     Fees to Deloitte & Touche LLP for the 2000 annual audit, including the audit of the consolidated financial statements, and reviews of the related quarterly consolidated financial statements, amounted to $65,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not pay any financial information systems design and implementation fees to Deloitte & Touche LLP during 2000.

ALL OTHER FEES

     Fees paid or payable to Deloitte & Touche LLP for all other services, consisting principally of preparation of FY 2000 federal and state income tax returns, and related tax advisory services provided during 2000, amounted to $20,900. The Audit Committee has considered the compatibility of non-audit services with the auditor's independence.


                          REPORT OF THE AUDIT COMMITTEE

     The Board of Directors of the Company has appointed an Audit Committee composed of three directors, two of whom are independent as defined in Section 121 B(b)(ii) of the American Stock Exchange listing standards. Assuming the election of nominee Bruce S. Phillips as a Director of the Company, immediately following the

Meeting, the Board intends to replace Audit Committee member Hugh M. Taylor with Mr. Phillips. The Audit Committee members, except for Mr. Phillips, are independent, as defined in American Stock Exchange's listing standards. Mr. Phillips is not independent as defined in that rule solely because he received consulting compensation from the Company in excess of $60,000 during the previous fiscal year and is expected to be similarly compensated this fiscal year (See "Certain Business Relationships and Transactions with Management"). The Board of Directors nonetheless has determined, in compliance with AMEX listing standards to propose Mr. Phillips' membership to the Audit Committee, because of the extent of his knowledge and experience in financial and business matters. The Board of Directors has determined that Mr. Phillips' membership on the Audit Committee is required by the best interests of Farmstead and its stockholders, and that his relationship with the Company does not in any way impair his independence from Farmstead's management.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is included as Appendix C to this Proxy Statement. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America.

     The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with Deloitte & Touche LLP (the "Auditors"), the Company's independent auditors for 2000.

     The Audit Committee has discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

     The Audit Committee has received from the Auditors a formal written statement describing all relationships between the Auditors and the Company that might bear on the Auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the Auditors any relationships that may impact their objectivity and independence and satisfied itself as to the Auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10- K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE


                                        Joseph J. Kelley
                                        Hugh M. Taylor
                                        Harold L. Hansen


REPORT OF THE COMPENSATION COMMITTEE, AUDIT COMMITTEE AND AUDIT COMMITTEE
CHARTER

     In accordance with the rules of the SEC, the Report of the Compensation Committee, the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933.

                             STOCK PERFORMANCE GRAPH

     The following chart compares the yearly change in the cumulative total stockholder return on the Company's common stock during the five fiscal-year period ended December 31, 2000 with the cumulative total return on the Russell 2000 Index and an index constructed from a peer group of companies (Telephone & Telegraph Apparatus) that are classified in the same Standard Industrial Classification (SIC) code as the Company for that same period. The comparison assumes $100 was invested on December 31, 1995 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DECEMBER 31                     1995        1996         1997        1998        1999         2000
Farmstead Telephone Group      $100.00      $134.30      $88.55     $114.26       $48.56      $48.58
SIC Code Index                 $100.00      $128.45     $158.34     $166.75      $404.85     $262.23
Russell 2000 Stock Index       $100.00      $116.61     $142.66     $138.66      $165.82     $158.66


     This graph shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933.

ANNUAL REPORT/FORM 10-K

     The Company's 2000 Annual Report to its stockholders is a reproduction of its Form 10-K filed with the SEC, excluding the Index to Exhibits and any filed exhibits or financial statement schedules, and is being mailed to all stockholders concurrently with this Proxy Statement. ADDITIONAL COPIES OF THE COMPANY'S FORM 10-K (WITHOUT EXHIBITS OR FINANCIAL STATEMENT SCHEDULES) AS FILED WITH THE SEC MAY BE OBTAINED AT NO COST BY WRITING TO THE CORPORATE SECRETARY, FARMSTEAD TELEPHONE GROUP, INC., 22 PRESTIGE PARK CIRCLE, EAST HARTFORD, CT 06108. THE COMPANY'S FORM 10-K MAY ALSO BE ACCESSED ON THE INTERNET AT http://www.farmstead.com. EXHIBITS OR FINANCIAL STATEMENT SCHEDULES LISTED IN THE COMPANY'S FORM 10-K ARE AVAILABLE UPON REQUEST TO THE CORPORATE SECRETARY AT A NOMINAL CHARGE FOR PRINTING AND MAILING.

NOMINATIONS AND STOCKHOLDERS' PROPOSALS
FOR YEAR 2002 ANNUAL MEETING OF STOCKHOLDERS

     The Amended and Restated By-laws of the Company require that all nominations for persons to be elected Directors, other than those made by the Board of Directors, be made pursuant to written notice to the Secretary of the Company. The notice must be received not less than 90 nor more than 120 days prior to the date on which the Company released its proxy statement to stockholders in connection with the preceding year's Meeting (or if the date of the Meeting is advanced or delayed by more than 30 days from the date of the preceding year's Meeting not less than 90 nor more than 120 days prior to the date of the Meeting or not later than 10 days after notice of public disclosure of such meeting date is first made). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the stockholder's name and address as they appear on the Company's books and the class and number of shares of stock beneficially owned by such stockholder.

     In addition, the Amended and Restated By-laws require that for business to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must have received written notice thereof not less than 90 nor more than 120 days prior to the Meeting (or if the date of the Meeting is advanced or delayed by more than 30 days from the date of the preceding year's Meeting not less than 90 nor more than 120 days prior to the date of the Meeting or not later than 10 days after notice of public disclosure of such meeting date is first made). The notice must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's books; (iii) the class and number of shares of stock beneficially owned by the stockholder; and
(iv) any material interest of the stockholder in such business.

     Any proposal of a stockholder intended to be presented at the Company's 2002 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no earlier than December 25, 2001 and no later than January 24, 2002. Proposals should be sent to: Corporate Secretary, Farmstead Telephone Group, Inc., 22 Prestige Park Circle, East Hartford, CT 06108. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board knows of no other business to be presented at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

                                                George J. Taylor, Jr.
                                                Chairman of the Board and
                                                Chief Executive Officer
April __, 2001

                                                                      APPENDIX A

                             CERTIFICATE AMENDMENTS

     Subject to approval of such amendments by the stockholders of the Corporation at a meeting of stockholders duly called, the Certificate of Incorporation be amended pursuant to Section 242 of the Delaware General Corporation Law by changing the following:

A. Article 6 of the Certificate of Incorporation in its entirety be amended to read as follows:

     a. Amendment of By-laws by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office without the necessity of approval by the stockholders.

     b. Amendment of By-laws by Stockholders. The By-laws of the Corporation may also be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

B. Article 7 of the Certificate of Incorporation in its entirety be amended to read as follows:


     a. Directors -- General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     b. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

     c. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series or class of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Director of the Corporation shall be Bruce S. Phillips; the initial Class II Directors of the Corporation shall be Hugh M. Taylor and Joseph
J. Kelley; and the initial Class III Directors of the Corporation shall be George J. Taylor, Jr. and Harold L. Hansen. The initial Class I Director shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article 4 of this Certificate, the holders of any one or more series or class of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

     d. Vacancies. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article 7(c) hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

     e. Removal. Subject to the rights, if any, of any series or class of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

C. Article 8 of the Certificate of Incorporation in its entirety be amended to read as follows:

     Limitation of Liability. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law ("DGCL") or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article 8 by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

D. Article 9 of the Certificate of Incorporation in its entirety be amended to read as follows:

     Indemnification. The Corporation shall have the power to indemnify its officers, directors, employees and agents and to provide insurance in connection therewith as provided in the By-laws of the Corporation.

E. Article 10 of the Certificate of Incorporation in its entirety to read as follows:

     a. Stockholder Action Without a Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

     b. Special Meetings of Stockholders. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

F. Article 11 of the Certificate of Incorporation in its entirety to read as follows:

     Amendment of Certificate of Incorporation. The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Articles 7 through 11 of this Certificate.

                                                                      APPENDIX B

                         FARMSTEAD TELEPHONE GROUP, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN


     Farmstead Telephone Group, Inc., having its main address at 22 Prestige Park Circle, East Hartford, Connecticut 06108 (the "Company"), does hereby establish its 2001 Employee Stock Purchase Plan (the "Plan") as follows:

1. Purpose of the Plan. The purpose of this Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward employees and by motivating such employees to contribute to the growth and profitability of the Company. The Plan achieves this goal by providing eligible employees who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.

2.   Definitions.

     2.1 "Base Pay" means regular straight time earnings, plus review cycle bonuses and overtime payments, payments for incentive compensation (including commissions), and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board").

     2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

     2.3 "Subsidiary" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of the Company, as that term is defined in
Section 424 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and (ii) is designated as participating in the Plan by the Company's Board of Directors.

3. Employees Eligible to Participate. Any employee of the Company or any of its subsidiaries whose engagement by the Company or any of its subsidiaries began at least ninety (90) days prior to an Offering (as defined below) commencement date is eligible to participate in that Offering, except (a) employees whose customary employment is less than 20 hours per week, (b) employees whose customary employment is for not more than five months in any calendar year, and (c) employees possessing (including all shares which may be purchased under outstanding subscriptions under the Plan) 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations.

     3.1 For the purposes of clause (d), the rules of Section 424(d) of the Code shall apply in determining share ownership.

     3.2 In addition, no employee shall be granted an option under the Plan which, when combined with his rights to purchase shares under all "employee stock purchase plans" of the Company and its parent and subsidiary corporations (if any), would cause such employee's rights to purchase stock under all such plans to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

4. Offerings. Commencing on September 1, 2001, and each 6-month anniversary thereafter (each March 1 and September 1 or the first business day following each such date if such date is not a business day) until and including March 1, 2011 (each an "Offering Date" as defined below), successive 6-month offering periods shall commence (each an "Offering"). The term of each Offering shall be 6-months. At the end of each Offering (the "Exercise

Date"), Farmstead will automatically exercise the participants' options for as many whole shares of Farmstead's common stock, par value $.001 per share (the "Common Stock")as can be purchased with the funds in each participant's account. Any excess funds in the participant's account will be rolled into the next Offering, or, if the participant does not participate in the next Offering, distributed to the participant.

5. Participation. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers requested by the Company at least two weeks before the commencement date (March 1 or September 1) of the particular Offering in which he or she wishes to participate. Participation in one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

6. Price. The purchase price per share shall be the lesser of (1) 85% of the fair market value of the Company's Common Stock on the first business day of an Offering; or (2) 85% of the fair market value of the Company's Common Stock on the last business day of such Offering. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

7. Offering Date. The "Offering Date" as used in this Plan shall be the commencement date of the Offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

8. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 250,000 shares of the Company's Common Stock, plus, beginning in 2003, an annual increase of the lesser of (i) 100,000 shares of Common Stock, (ii) the number of shares of common stock equal to two percent (2%) of the Company's issued and outstanding capital stock on January 1 of such year, and (iii) an amount to be determined by the Company's Board of Directors. If the total number of shares for which options are to be granted to participants on any Offering Date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each participant affected thereby.

9.   Participation.

     9.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and filing it with shareholder services (or such other office/department of the Company as determined by the Board of Directors or administering committee from time to time) at least two weeks prior to the Commencement of the Offering to which it relates.

     9.2 Payroll deductions for a participant shall commence on the Offering Date, and shall end on the termination date of such Offering unless earlier terminated by the employee as provided in Paragraph 16.

     9.3 Payroll deduction shall be the sole means of accumulating funds in a participant's account.

10.  Payroll Deductions.

     10.1 At the time a participant files his Enrollment Agreement authorizing payroll deduction, he shall elect to have deductions made from his pay on each payday during the Offering with respect to which he or she is filing at any non-fractional percentage rate between 1% and 10%.

     10.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

     10.3 A participant may discontinue his participation in the Plan as provided in Section 16, but no other change can be made during an Offering and, specifically, a participant may not alter the rate of his payroll deductions for that Offering.

11. Granting of Option. On the Offering Date, this Plan shall be deemed to have granted to the participant an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his or her account during that Offering. Notwithstanding the foregoing, no participant may purchase more than 5,000 shares of stock during any Offering.

12. Exercise of Option. Each option held by an employee who continues to be a participant in an Offering on the last business day of that Offering shall be automatically exercised on such date, without any additional action on the part of such participant, for the purchase from the Company of such whole number of shares of the Company's Common Stock as the accumulated payroll deductions in such participant's account on such date will pay for at the option price (but not in excess of the number of shares for which options have been granted to such participant). The purchase price for such shares will be transferred to the Company from such participant's account.

13. Employee's Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 12 above.

14.  Evidence of Stock Ownership.


     14.1 Promptly following the end of each Offering, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

     14.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

15. Dispositions. A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding periods set forth in Section 423(a) of the Code have been satisfied.

     15.1 With respect to shares for which the Section 423(a) holding periods have been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him or her.

     15.2 In the event of a disposition of shares for which the Section 423(a) holding periods have been satisfied, or in the event that the participant dies while holding such shares, the participant (or his or her estate) shall realize ordinary income in the amount which is the lesser of (i) the excess of the fair market value of such shares at the date of disposition or death over the amount paid for such shares, or (ii) the excess of the fair market value of such shares at the time the option was granted over the option price.

     15.3 In the event of a disposition of shares for which the Section 423(a) holding periods have not been satisfied (a "Disqualifying Disposition"), the participant shall realize ordinary income in the year of such disposition in the amount of the excess of the fair market value of such shares at the date of disposition over the amount paid for such shares. In the event of a Disqualifying Disposition, the Company may take a deduction in the amount of the participant's ordinary income. Prior to any Disqualifying Disposition of shares, the participant must arrange to pay withholding taxes to the Company on the aggregate amount of the ordinary income resulting from such disposition.

     15.4 A participant who is not subject to payment of U.S. income taxes may move his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

16.   Withdrawal.

     16.1 An employee may withdraw from an Offering, in whole but not in part, at any time prior to the last business day of such Offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his deductions to him or her as soon as practicable thereafter.

     16.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 9.1. The employee's re-entry into the Plan will not become effective before the beginning of the next Offering following his withdrawal, and, if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, he or she may not re-enter the Plan before the beginning of the second Offering following his withdrawal.

17. Carryover of Account. At the termination of each Offering the Company shall automatically re-enroll the employee in the next Offering, and any balance in the employee's account shall be used for option exercises in the new Offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to him or her.

18. Interest. No interest will be paid or allowed on any money in the accounts of participating employees.

19. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 16.

20. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death, disability or retirement, the balance in the account of a participating employee shall be paid to the employee, his or her personal representative or his or her estate.

21. Amendment or Discontinuance of the Plan. The Board shall have the right at any time and without notice to amend, modify or terminate the Plan, and to authorize by resolution changes to the application of eligibility criteria in
Section 3 to employees of the Company's subsidiaries outside the United States when the Board deems such changes to be necessary and appropriate according to laws applicable to such non-U.S. subsidiaries; provided, that no employee's existing rights under any Offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 22, increase the total number of shares to be offered unless shareholder approval is obtained therefor.

22. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase. In the event that there is a change of control of the Company however effected, if the survivor or successor of the Company is not assuming or replacing the options offered hereunder, the applicable Offering shall end one day before the effective date of such change of control and all outstanding options shall be exercised to the extent of the payroll deductions in the participants accounts through such date.

23. Administration. The Plan shall be administered by the Board. The Board may delegate any or all of its authority hereunder to such committee of the Board or officer of the Company as it may designate. The administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

24. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient upon sending; if not sent during normal business hours of the recipient, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

     24.1 All communications intended for the Company shall be sent to the Company at the address as set forth in the opening paragraph hereof, with a copy to:

                                Pepe & Hazard LLP
                                Goodwin Square
                                225 Asylum Street
                                Hartford, CT 06103
                          Attn: Stephen B. Hazard, Esq.

     24.2 All communications intended for any employee shall be sent to such employee at the most recent address for such employee in the Company's records.

25. Termination of the Plan. This Plan shall terminate at the earliest of the following:

     25.1 August 31, 2011;

     25.2 The date of the filing of a Statement of Intent to Dissolve by the Company;

     25.3 The effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company;

     25.4 The date the Board acts to terminate the Plan in accordance with
Section 21 above;

     25.5 The date when all shares reserved under the Plan have been purchased;
or

     25.6 Prior to the occurrence of either of the events listed in subsections
25.2 or 25.3, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many full shares as the balance of his account will allow at the price set forth in accordance with Section 6. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

26. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

27. Governmental Regulation. The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

                                                                      APPENDIX C

                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                         FARMSTEAD TELEPHONE GROUP, INC.

     The Board of Directors (the "Board") of Farmstead Telephone Group, Inc. (the "Corporation") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this Charter to establish the governing principles of the Audit Committee.

ROLE OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to act on behalf of the Board in fulfilling the following responsibilities of the Board:

     To oversee all material aspects of the Corporation's reporting, control and audit functions, except those that are specifically related to the responsibilities of another committee of the Board;

     To monitor the independence and performance of the Corporation's independent auditors; and

     To provide a means for open communication between and among the Corporation's independent auditors, financial and senior management and the Board.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or that they are in accordance with accounting principles generally accepted in the United States of America. The responsibility to plan and conduct audits is that of the Corporation's independent auditors. The Corporation's management has the responsibility to determine that the Corporation's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. Nor is it the duty of the Audit Committee to ensure the Corporation's compliance with laws and regulations or compliance with the Corporation's code of ethical conduct. The primary responsibility for these matters also rests with the Corporation's management.

COMPOSITION OF THE AUDIT COMMITTEE

     The Board shall designate the members of the Audit Committee at the Board's annual organizational meeting, and the members shall serve until the next such meeting or until their successors are designated by the Board.

     The Audit Committee shall consist of at least three members by June 14, 2001, but no more than six members, who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members. Committee members shall have a basic understanding of finance and accounting and shall be able to read and understand financial statements, including a company's balance sheet, income statement and cash flow statements, or will become able to do so within a reasonable period of time after his or her appointment to the Committee. One member of the Committee shall have or had present or past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, the members of the Audit Committee shall meet the requirements of the rules of the principal market or transaction reporting system on which the Corporation's securities are traded or quoted (i.e., New York Stock Exchange, American Stock Exchange or The Nasdaq Stock Market).

MEETINGS OF THE AUDIT COMMITTEE

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances may require. The Chair of the Audit Committee shall be responsible for meeting with the independent accountants at their request to discuss the interim financial statements.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee shall have the responsibility with respect to:

     The Corporation's Risks and Control Environment:

          - To discuss with the Corporation's management and independent auditors the integrity of the Corporation's financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks;

          - To review and update periodically a code of ethical conduct and review the Corporation's procedures to enforce compliance with the code; and

          - To investigate any matter brought to its attention within the scope of its duties.

     The Corporation's Independent Auditors:

          - To have a constructive and positive working relationship with the independent auditors because of the ultimate responsibility of the independent auditors to the Board and the Audit Committee, as representatives of the shareholders;

          - To evaluate annually the effectiveness and objectivity of the Corporation's independent auditors and to recommend to the Board the engagement or replacement of the independent auditors;

          - To ensure that the Audit Committee receives annually from the Corporation's independent auditors a formal written statement describing all of the relationships between the independent auditors and the Corporation that the independent auditors are required to provide to the Audit Committee consistent with Independence Standards Board Standard No. 1, as modified or supplemented. The Committee shall actively engage in a dialogue with the independent auditors about any relationships between the independent auditors and the Corporation or any services that the independent auditors provide or propose to provide that may impact upon the objectivity and independence of the independent auditors and to take, or recommend that the Board take, any appropriate action to oversee the independence of the independent auditors; and

          - To approve the fees and other compensation paid to the independent auditors.

     The Corporation's Financial Reporting Process:

          - To oversee the Corporation's selection of and major changes to its accounting policies;

          - To meet with the Corporation's independent auditors and financial management both to discuss the proposed scope of the audit and to discuss the conclusions of the audit, including any items that the independent auditors are required by auditing standards generally accepted in the United States of America to discuss with the Audit Committee, such as any significant changes to the Corporation's accounting policies, the integrity of the Corporation's financial reporting processes and any proposed changes or improvements in financial, accounting or auditing practices;

          - To discuss with the Corporation's financial management and independent auditors the Corporation's annual results and, the interim results before they are made public;

          - To review and discuss with the Corporation's financial management and independent auditors the Corporation's audited financial statements and, the Corporation's interim financial statements before they are made public; and

          - To issue for public disclosure by the Corporation the report required by the rules of the Securities and Exchange Commission.

     Other Matters:

          - To review and reassess the adequacy of this Charter as deemed necessary;

          - To review reports and any financial information submitted by the Corporation to a government body or the public;

          - To report to the Board the matters discussed at each meeting of the Audit Committee;

          - To keep an open line of communication with the financial and senior management, the independent auditors and the Board; and

          - To retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

                                                                   FORM OF PROXY

                         FARMSTEAD TELEPHONE GROUP, INC.
         22 Prestige Park Circle, East Hartford, CT 06108 (860) 610-6000

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 Annual Meeting of Stockholders - June 14, 2001

The undersigned, as a Stockholder of FARMSTEAD TELEPHONE GROUP, INC. (the "Company"), hereby appoints George J. Taylor, Jr. and Robert G. LaVigne or any one of them, the true and lawful proxies and attorneys-in-fact of the undersigned to attend the Annual Meeting (the "Meeting") of the Stockholders of the Company, to be held June 14, 2001, at 10:00 a.m. local time at the Company's offices located at 22 Prestige Park Circle, East Hartford, CT 06108 and any adjournments or postponements thereof, and any of them to vote, as designated below, the number of shares which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, on the following matters as set forth in the Proxy Statement and Notice dated April _, 2001.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND "FOR" THE APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND "FOR" THE APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN AS SET FORTH ON THE REVERSE SIDE.

[ ] Please mark votes as shown in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-4.

1.       Election of Directors

         Nominees: George J. Taylor, Jr., Harold L. Hansen, Hugh M. Taylor, Joseph J. Kelley and
         Bruce S. Phillips [ ] FOR [ ] WITHHELD [ ] For all nominees except as noted below:

      2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2001.
                  [ ] FOR          [ ] AGAINST          [ ]  ABSTAIN

3.       Approval of the amendments to the Certificate of Incorporation
                  [ ] FOR          [ ] AGAINST          [ ]  ABSTAIN

4.       Approval of the  2001 Employee Stock Purchase Plan
                  [ ] FOR          [ ] AGAINST          [ ]  ABSTAIN
--------------------------------------------------------------------------------
         [CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE]

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     This Proxy is revocable and the undersigned reserves the right to attend the Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company. Please sign exactly as the name(s) appear on your Stock Certificate. When attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party should sign.

THE BOARD OF DIRECTORS URGES THAT YOU COMPLETE, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.

Mark here if you plan to attend the Meeting / /   Mark here for address change
and note new address below / /


Signature:_________________________ Date:_______


Signature:________________________ Date:________